UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 31, 2016

India Globalization Capital, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4336 Montgomery Ave., Bethesda, Maryland    20814
(Address of principal executive offices)        (Zip Code)

(301) 983-0998
(Registrant’s telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K
India Globalization Capital, Inc.
March 31, 2016

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Item 3.02.	Unregistered Sales of Equity Securities.

On March 31, 2016, and subject to customary closing conditions, India Globalization Capital, Inc. (“IGC”) completed the acquisition of 51% of M10-Plantation, a company located in Malaysia with expertise in vertical farming.

The purchase price of the acquisition consists of up to 1,000,000 shares of unregistered IGC common stock, valued at approximately $520,000 on the closing date of the transaction. The Company will have about 24,289,220 shares outstanding after giving effect to this acquisition.

IGC had no previous relationship or association with M10-Plantation.

The shares offered in the acquisition have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

IGC announced the closing of the acquisition in a press release issued on April 6, 2016, a copy of which is attached hereto as Exhibit 99.1 and is incorporated in its entirety by reference.

Item 9.01	Financial Statement and Exhibits.

(a)            Financial Statements of Businesses Acquired.  In accordance with Item 9.01(a), the audited financial statements of M10-Plantation are not “significant” and therefore not required to be filed pursuant to Item 8-04(b) of Regulation S-X for smaller reporting companies.

(b)            Pro Forma Financial Information.  In accordance with Item 9.01(b), the pro forma financial information of M10-Plantation is not “significant” and therefore not required to be filed pursuant to Rule 8-05 of Regulation S-X for smaller reporting companies.

(d)            Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit
Number                                           Exhibit Description

99.1	Press release issued by India Globalization Capital, Inc. on April 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIA GLOBALIZATION CAPITAL, INC.

Date:  April 6, 2016                                                                   By: /s/ Ram Mukunda
Ram Mukunda
President and Chief Executive Officer